Exhibit 4.1

AMENDMENT NUMBER ONE

to the

POOLING AND SERVICING AGREEMENT

BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2007-HE1,

Dated as of January 1, 2007

among

BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Depositor,

EMC MORTGAGE CORPORATION,
as Seller and Master Servicer,

and

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

This AMENDMENT NUMBER ONE is made and entered into this 26th day of March, 2007, by and among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and as master servicer (in such capacity, the “Master Servicer ”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), in connection with the Pooling and Servicing Agreement, dated as of January 1, 2007, among the above-mentioned parties (the “Agreement”), and the issuance of Bear Stearns Asset Backed Securities I Trust 2007-HE1, Asset-Backed Certificates, Series 2007-HE1. This amendment is made pursuant to Section 11.01 of the Agreement.

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. The definition of Group I Stepdown Date in Section 1.01 of the Agreement is hereby amended effective as of the date hereof by deleting it in its entirety and replacing it with the following:

Group I Stepdown Date: The later to occur of (a) the Distribution Date in February 2010 and (b) the first Distribution Date on which the Group I Current Specified Enhancement Percentage is greater than or equal to 43.60%.

3. The definition of Group II Stepdown Date in Section 1.01 of the Agreement is hereby amended effective as of the date hereof by deleting it in its entirety and replacing it with the following:

Group II Stepdown Date: The later to occur of (a) the Distribution Date in February 2010 and (b) the first Distribution Date on which the Group II Current Specified Enhancement Percentage is greater than or equal to 55.40%.

4. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Depositor

By:   /s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

EMC MORTGAGE CORPORATION
as Seller and Master Servicer

By:   /s/ Mark Novachek
Name:	Mark Novachek
Title:	Assistant Secretary

LASALLE BANK NATIONAL ASSOCIATION
as Trustee

By:   /s/ Susan L. Feld
Name:	Susan L. Feld
Title:	Vice President